Exhibit 99.2

Earnings Presentation January 2026 Great Southern Bancorp. Inc (NASDAQ: GSBC) Fourth Quarter Ended December 31, 2025

Forward-Looking Statements

When used in this presentation and in other documents filed or furnished by the Company with or to the Securities and Exchange Commission (the "SEC"), in the Company's other press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "might," "could," "should," "will likely result," "are expected to," "will continue," "is anticipated," "believe," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends and statements about future performance, operations, products and services of the Company. The Company's ability to predict results or the actual effects of future plans or strategies is inherently uncertain, and the Company's actual results could differ materially from those contained in the forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: (i) expected revenues, cost savings, earnings accretion, synergies and other benefits from the Company's merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (ii) changes in economic conditions, either nationally or in the Company's market areas; (iii) the effects of any new or continuing public health issues on general economic and financial market conditions; (iv) fluctuations in interest rates, the effects of inflation or a potential recession, whether caused by Federal Reserve actions or otherwise; (v) the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; (vi) slower or negative economic growth caused by tariffs, changes in energy prices, supply chain disruptions or other factors; (vii) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; (viii) the possibility of realized or unrealized losses on securities held in the Company's investment portfolio; (ix) the Company's ability to access cost-effective funding and maintain sufficient liquidity; (x) fluctuations in real estate values and both residential and commercial real estate market conditions; (xi) the ability to adapt successfully to technological changes to meet customers' needs and developments in the marketplace; (xii) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber-attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (xiii) legislative or regulatory changes that adversely affect the Company's business; (xiv) changes in accounting policies and practices or accounting standards; (xv) results of examinations of the Company and Great Southern Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to limit its business activities, change its business mix, increase its allowance for credit losses, write-down assets or increase its capital levels, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; (xvi) costs and effects of litigation, including settlements and judgments; (xvii) competition; and (xviii) natural disasters, war, terrorist activities or civil unrest and their effects on economic and business environments in which the Company operates. The Company wishes to advise readers that the factors listed above and other risks described in the Company's most recent Annual Report on Form 10-K, including, without limitation, those described under "Item 1A. Risk Factors," subsequent Quarterly Reports on Form 10-Q and other documents filed or furnished from time to time by the Company with the SEC (which are available on our website at www.greatsouthernbank.com and the SEC's website at www.sec.gov), could affect the Company's financial performance and cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Great Southern Bancorp, Inc | 2

3 Great Southern Bancorp. Inc | Executive Management Team Joseph W. Turner joined Great Southern in 1991 and became an officer of Bancorp in 1995. He was appointed to the Board of Directors of Bancorp and Great Southern in 1997 and has served as President and Chief Executive Officer since 2000. In this role, he has led the company’s strategic vision, financial growth, and operational execution, positioning Great Southern as a strong and competitive institution. Before joining Great Southern, Mr. Turner practiced law with Stinson LLP in Kansas City, Missouri, where he specialized in financial and corporate matters. His deep understanding of regulatory compliance, risk management, and corporate governance has been instrumental in guiding the bank’s financial strategy. Mr. Turner is the son of William V. Turner, Chairman of the Board, and the brother of Julie Turner Brown, a fellow director. He also serves on the board of CoxHealth, contributing expertise in financial oversight. His decades of leadership have driven Great Southern’s success, ensuring stability, disciplined management, and long - term value for shareholders. Rex A. Copeland has served as Senior Vice President, Chief Financial Officer, and Treasurer of Great Southern Bancorp, Inc. and Great Southern Bank since 2000. He oversees all financial functions of the company, including financial reporting, strategic planning, risk management, and capital allocation. With decades of experience in corporate finance, he has played a pivotal role in shaping financial policies, ensuring regulatory compliance, and optimizing efficiency. Before joining Great Southern, Mr. Copeland held financial leadership positions at Bank One Corporation, where he contributed to internal audit, financial strategy and corporate accounting. He began his career as an auditor with Forvis Mazars, LLP (formerly BKD, LLP), developing a strong foundation in financial reporting, internal controls, and audit procedures. Previously practicing as a Certified Public Accountant, he has expertise in financial management, corporate governance, and regulatory affairs. Mr. Copeland’s leadership has been instrumental in Great Southern’s stability and long - term growth. His financial expertise supports disciplined fiscal management and shareholder value. He remains active in industry organizations, offering insights on financial best practices and corporate strategy. Joseph W. Turner President & Chief Executive Officer Rex A. Copeland Senior Vice President & Chief Financial Officer

Financial Performance Great Southern Bancorp. Inc (NASDAQ: GSBC) Quarter ended December 31, 2025

Highlights & Developments

Earnings Growth:
4Q25 net income increased to $16.3 million ($1.45 per diluted share) from $14.9 million ($1.27 per diluted share) in 4Q24, driven by disciplined non-interest expense management and a lower provision for unfunded commitments.

Net Interest Income & Margin:
Net interest income decreased by $371,000, or 0.7% year-over-year, to $49.2 million, with an annualized net interest margin of 3.70%, up from 3.49% in 4Q24.

Asset Quality:
Non-performing assets were $8.1 million (0.15% of total assets), a $1.5 million decrease from December 31, 2024. The change reflects management's disciplined underwriting and conservative lending standards.

Capital Strength:
Stockholders' equity increased by $36.6 million to $636.1 million, compared to December 31, 2024. The increase reflects a tangible common equity to tangible assets ratio of 11.2%.

Loan Portfolio Trends:
Gross loans declined $334.2 million, or 7.0%, to $4.43 billion from $4.76 billion at December 31, 2024, primarily due to reductions in other residential (multi-family) loans, construction loans, one- to four-family residential loans, and commercial business loans.

($000S EXCEPT PER SHARE DATA)	4Q25	3Q25	4Q24
INCOME STATEMENT			
Net Interest Income	$49,163	$50,773	$49,534
Net Income	$16,275	$17,752	$14,922
Earnings per Diluted Common Share	$1.45	$1.56	$1.27

($000S)	4Q25	4Q24
BALANCE SHEET		
Total Stockholders' Equity	$636,126	$599,568
Loans Receivable, Gross	$4,427,678	$4,761,848
Total Deposits	$4,482,774	$4,605,549

	4Q25	3Q25	4Q24
ASSET QUALITY RATIOS			
Allowance for Credit Losses to Period-End Loans	1.46%	1.43%	1.36%
Non-Performing Assets to Period-End Assets	0.15%	0.14%	0.16%
Annualized Net Charge-Offs (recoveries) to Average Loans	(0.00%)	0.01%	0.01%

Great Southern Bancorp, Inc | 5

$49,534 $50,773 $49,163 3.49% 3.72% 3.70% 4Q24 3Q25 4Q25 6 Great Southern Bancorp. Inc | Income Statement Net Income Growth: GSBC reported net income of $16.3 million in 4Q25, a 9.1% increase from $14.9 million in 4Q24. Earnings Per Share: Earnings per diluted common share rose to $1.45 in 4Q25 from $1.27 in 4Q24, marking a 14.2% increase. Net Interest Income: There was a 0.7% decrease in net interest income, reaching $49.2 million in 4Q25, compared to $49.5 million in 4Q24. Non - interest Expense Reduction: Total non - interest expense declined to $36.0 million in 4Q25, a reduction of $0.9 million from 4Q24, primarily due to expenses associated with a contractual dispute in 4Q24. Net Interest Margin: Net interest margin improved by 21 basis points, standing at 3.70% in 4Q25, compared to 3.49% in 4Q24. Dollars In Thousands Net Interest Margin & Net Interest Income Net Interest Margin Net Interest Income

$217 $566 $387 $1,314 $1,367 $1,334 $3,348 $3,290 $3,234 $899 $916 $862 $132 $189 $421 ($1) ($2) ($8) $1,025 $736 $958 4Q24 3Q25 4Q25 Non - Interest Income Dollars In Thousands Other income Loss on derivative interest rate products Late charges and fees on loans Net gains on loan sales POS and ATM fee income and service charges Overdraft and Insufficient funds fees Commissions 7 Great Southern Bancorp. Inc | Non - Interest Income Total Non - Interest Income: $7.2 million, a 3.7% increase from $6.9 million in 4Q24. POS and ATM fee income and service charges: $3.2 million, down 3.4% from $3.3 million in 4Q24. Overdraft and insufficient funds fees: $1.33 million, a 1.5% increase from $1.31 million in 4Q24. Late charges and fees on loans: $421,000, a 218.9% increase compared to $132,000 in 4Q24, driven by increased payoff volume. Other Non - Interest Income: $958,000, a 6.5% decrease from $1.0 million in 4Q24. Net gains on loan sales: $862,000, down 4.1% from $899,000 million in 4Q24. Loss on derivative interest rate products: Negative $8,000, compared to negative $1,000 in 4Q24.

Salaries & Employee Benefits All Other Non-Interest Expense 8 Great Southern Bancorp. Inc | Non - Interest Expense Total Non - Interest Expense: $36.0 million, a $947,000 decrease from $36.9 million in 4Q24. Net Occupancy and Equipment Expense: Net occupancy expenses increased to $9.5 million, a $1.2 million increase year - over - year, driven by higher computer license and support expenses related to core systems upgrades and disaster recovery capabilities, which increased by $593,000 in 4Q25 compared to 4Q24, along with $287,000 of expenses related to branch closures and leased facility adjustments and $219,000 of seasonal facilities - related expenses, including snow removal and real estate tax adjustments, in the fourth quarter of 2025. Legal, Audit, and Other Professional Fees: Decreased by $50,000 to $951,000, compared to $1.0 million in 4Q24. Salaries and Employee Benefits: Increased by $136,000 to $19.6 million, compared to $19.5 million in 4Q24. The slight increase was related to annual merit increases in various lending and operations areas. $19,509 $20,184 $19,645 $17,438 $15,932 $16,355 4Q24 3Q25 4Q25 Non - Interest Expense Dollars In Thousands

$4,606 $4,528 $4,483 4Q24 3Q25 4Q25 $2,214.7 $2,269.0 $2,289.4 $842.9 $855.4 $841.5 $775.8 $723.7 $688.4 $772.1 $680.0 $663.4 $0 $500 $1,000 $1,500 $2,000 $2,500 4Q24 3Q25 4Q25 Interest-bearing Non-Interest-bearing Time Brokered 9 Great Southern Bancorp. Inc | Deposits Interest - Bearing Deposits: Increased by $74.7 million, or 3.4%, compared to 4Q24, primarily driven by an increase in certain money market accounts. Non - Interest - Bearing Deposits: Decreased by $1.4 million, or 0.2%, compared to the 4Q24. Time Deposits: Decreased by $87.3 million, or 11.3%, compared to 4Q24. Brokered Deposits: Decreased by $108.7 million, or 14.1%, across various alternative funding sources relative to 4Q24. Deposit Breakdown Dollars In Millions Total Deposits Dollars In Millions

10 Great Southern Bancorp. Inc | Capital Stockholders’ Equity at Year - End December 31, 2025: $636.1 million, or 11.4% of total assets, up from $599.6 million (10.0% of total assets) at December 31, 2024. Full Year Key Drivers of Stockholders' Equity Growth: ● $71.0 million in net income. ● $6.7 million in stock option exercises. ● $18.8 million in cash dividends declared. ● $44.5 million in common stock repurchases. ● $22.2 million increase in stockholders’ equity driven by a reduction in AOCI Loss for the full year 2025. *Preliminary Sep. 30, 2025 Dec. 31, 2024 Dec. 31, 2025* Consolidated Regulatory Capital Ratios 11.9% 11.2% 12.2% Tier 1 Leverage Ratio 13.3% 12.3% 13.6% Common Equity Tier 1 Capital Ratio 13.8% 12.8% 14.1% Tier 1 Capital Ratio 15.1% 15.4% 15.3% Total Capital Ratio 10.9% 9.9% 11.2% Tangible Common Equity Ratio $599.6 $632.9 $636.1 10.0% 11.0% 11.4% 4Q24 3Q25 4Q25 Stockholders’ Equity Dollars In Millions Percentage of Total Assets Total Stockholders’ Equity

11 Great Southern Bancorp. Inc | Loan Portfolio by Category Gross Loans [in thousands] *Includes Home Equity Loans of $128,030 12 - 31 - 25 $4,434,516 *Includes Home Equity Loans of $123,359 9 - 30 - 25 $4,543,707 Consumer* $174,448 4% Single Family Real Estate $788,835 18% Multi - family Real Estate $1,387,410 31% Commercial Real Estate $1,556,148 35% Const & Land Dev $349,161 8% Commercial Business $178,514 4% Consumer* $171,519 4% Single Family Real Estate $802,384 17% Multi - family Real Estate $1,485,546 33% Commercial Real Estate $1,530,990 34% Const & Land Dev $322,969 7% Commercial Business $230,299 5%

12 Great Southern Bancorp. Inc | Loan Growth by Region Gross Loans [in thousands] 12 - 31 - 25 $4,434,516 9 - 30 - 25 $4,543,707 Kansas City $200,178 4% St. Louis $757,898 17% Springfield $402,209 9% Missouri - Other $251,468 6% Iowa/Nebraska/ South Dakota $379,519 8% Minnesota $324,601 7% Oklahoma $107,713 2% Denver $146,660 3% Colorado - Other $108,695 2% Georgia $131,020 3% Chicago $160,137 4% Dallas $213,183 5% Texas - Other $346,326 8% Phoenix $141,203 3% Florida $146,540 3% Midwest Region $260,200 6% Southern Region $343,058 8% Other Region $123,099 3% Kansas City $231,251 5% St. Louis $709,349 16% Springfield $369,920 8% Missouri - Other $249,306 6% Iowa/Nebraska/ South Dakota $379,027 9% Minnesota $324,063 7% Oklahoma $112,942 2% Denver $141,126 3% Colorado - Other $107,303 2% Georgia $121,118 3% Chicago $161,543 4% Dallas $209,343 5% Texas - Other $291,389 7% Phoenix $140,272 3% Florida $167,641 4% Midwest Region $269,497 6% Southern Region $318,176 7% Other Region $131,250 3%

13 Great Southern Bancorp. Inc | Asset Quality Metrics Non - Performing Assets (NPAs): Remained stable at $8.1 million, representing 0.15% of total assets, in line with 3Q25. Allowance for Credit Losses (ACL): Remained stable at 1.46% of total loans, a slight increase from 1.43% in 3Q25. Net Charge - Offs (Recoveries): Net recoveries totaled $22,000 for the quarter, representing 0.00% of average loans on an annualized basis, compared to net charge - offs of $155,000, or 0.01%, in 4Q24. Provision (Credit) for Credit Losses on Loans and Unfunded Commitments: Recorded a provision of $882,000, compared to a provision of $1.6 million in 4Q24, reflecting our disciplined approach to lending. Net Charge - Offs (Recoveries) $155,000 $66,000 ($22,000) 4Q24 3Q25 4Q25 $9.6 $7.8 $8.1 0.16% 0.14% 0.15% 4Q24 3Q25 4Q25 Non - Performing Assets Dollars in Millions Non - Performing Assets to Period - End Assets Non - Performing Assets

14 Great Southern Bancorp. Inc | Non - GAAP Reconciliation This document contains certain financial information determined by methods other than in accordance with accounting principle s g enerally accepted in the United States (“GAAP”), specifically, the ratio of tangible common equity to tangible assets. In calculating the ratio of tangible common equity to tangible assets, we subtract period - end intangible assets from common equi ty and from total assets. Management believes that the presentation of this measure excluding the impact of intangible assets provides useful supplemental information that is helpful in understanding our financial condition and results of operations, as it provides a method to assess management’s success in utilizing our tangible capital as well a s o ur capital strength. Management also believes that providing a measure that excludes balances of intangible assets, which are subjective components of valuation, facilitates th e c omparison of our performance with the performance of our peers. In addition, management believes that this is a standard financial measure used in the banking ind ust ry to evaluate performance. This non - GAAP financial measurement is supplemental and is not a substitute for any analysis based on GAAP financial measures. B ecause not all companies use the same calculation of non - GAAP measures, this presentation may not be comparable to other similarly titled measures as calculated by ot her companies.

15 Great Southern Bancorp. Inc | Non - GAAP Reconciliation Non - GAAP Reconciliation: Ratio of Tangible Common Equity to Tangible Assets

Contact Us (616) 233 - 0500 - GSBC@lambert.com Kincade Ayers Investor Relations Great Southern Bancorp. Inc (NASDAQ: GSBC)